UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 29, 2023

Ezagoo Limited.

(Exact name of registrant as specified in its charter)

Nevada	333-228681	30-1077936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rm 205, 2/F, Building 17, Yard 1, Li Ze Road, Feng Tai District,

Beijing 100073, China

(Address of principal executive offices (zip code))

(+86) 139 751 09168

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common stock

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	EZOO	The OTC Markets - Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Certain Officers; Appointment of Certain Officers.

On August 28, 2023, the existing officer resigned immediately. Accordingly, Yang Xin, serving as an officer, ceased to be the Company’s Chief Financial Officer. On the effective date, Li Yibo consented to act as the new Chief Financial Officer of the Company.

Li Yibo– Chief Financial Officer

Ms. Li Yibo, age 39, graduated from Hunan Institute of Technology with a bachelor’s degree in accounting. Ms. Li has more than 10 years experience in accounting operation. Ms. Li was the financial manager of three different companies since 2011 to 2023. During her work experience, Ms. Li has accumulated enough experience in financial reporting, internal control, financial forecast and the capital management.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
99.1	Director resolution, date August 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ezagoo Limited

Date: August 29, 2023	/s/ Tan Xiaohao
	By:	Tan Xiaohao, Chief Executive Officer